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                                                                     Exhibit 5.1


                      Paul, Weiss, Rifkind, Wharton & Garrison
                            1285 Avenue of the Americas
                              New York, New York 10019
                                   (212) 373-3000



Writer's Direct Dial:
(212) 373-3000

Writer's Direct Fax:
(212) 757-3990


                                   August 12, 1998


Pathnet, Inc.
1015 31st Street, N.W.
Washington, D.C. 20007

                         Registration Statement on Form S-4
                            (Registration No. 333-53467)

Ladies and Gentlemen:

          In connection with the Registration Statement on Form S-4, as amended, (the "Registration Statement"), initially filed by Pathnet, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on May 22, 1998, as provided by the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act, we have been requested to render our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the Company's 121/4% Senior Notes due 2008 (the "New Notes"). The New Notes are to be offered in exchange for the outstanding 121/4% Senior Notes due 2004 (the "Existing Notes") issued and sold by the Company on April 8, 1998 as part of an offering exempt from registration under the Act. The New Notes will be issued by the Company under the Indenture (the "Indenture"), dated as of April 8, 1998, between the Company and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used in this letter and not otherwise defined have the respective meanings ascribed to those terms in the Registration Statement.

          In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents:

          (i) the Registration Statement (including the exhibits to the Registration Statement);

          (ii) the Indenture included as Exhibit 4.1 to the Registration Statement; and


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Paul, Weiss, Rifkind, Wharton & Garrison

Securities and Exchange Commission                                             2


          (iii) the proposed form of the New Notes included as Exhibit 4.3 to the Registration Statement.

          In addition, we have examined: (i) such corporate records of the Company as we have considered appropriate, including copies of its certificate of incorporation, as amended, and bylaws, as amended, as in effect on the date of this letter (collectively, the "Charter Documents"), and certified copies of resolutions of the board of directors of the Company relating to the New Notes; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below.

          In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the enforceability of the documents against each party thereto other than the Company, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents and the legal capacity of all individuals who have executed any of the documents which we examined. We have also assumed, without independent investigation, that (i) the Indenture was duly authorized, executed and delivered by the Trustee, (ii) the Indenture is a valid and binding obligation of the Trustee, (iii) the New Notes will be issued in accordance with the Indenture as described in the Registration Statement and (iv) the New Notes will be duly authenticated by the Trustee in accordance with the Indenture.

          In expressing the opinion set forth below, we have relied upon the factual matters contained in the representations and warranties of the Company made in such documents and upon certificates of public officials and officers of the Company.

          Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, we are of the opinion that:

          1. The Indenture represents a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          2. When issued, authenticated and delivered in accordance with the terms of the Indenture, the New Notes will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except


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Paul, Weiss, Rifkind, Wharton & Garrison

Securities and Exchange Commission                                             3


as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          Our opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

          We hereby consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act.

                                   Very truly yours,


                                   /s/ Paul, Weiss, Rifkind, Wharton & Garrison
                                   ---------------------------------------------
                                   Paul, Weiss, Rifkind, Wharton & Garrison